UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In light of the wage and benefit reductions taken by the Company's employees over the previous 12 months, the Company's officers have chosen to surrender to the Company their outstanding RSU awards with a performance period ending March 31, 2006 (the "2006 RSU Awards") that were granted to them in April 2004 under the Company's Long Term Incentive and RSU Program. The 2006 RSU Awards required, as a performance target, that the Company's common stock appreciate at least 64% from the date of grant, which performance target was achieved. As a result of such surrender, the 2006 RSU Awards are null and void and there will be no payment with respect to the surrendered 2006 RSU Awards.

All of the Company's officers who have 2006 RSU Awards are surrendering them, including Larry Kellner, Chairman and Chief Executive Officer; Jeff Smisek, President; Jim Compton, Executive Vice President-Marketing; Jeff Misner, Executive Vice President and Chief Financial Officer; and Mark Moran, Executive Vice President and Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

February 1, 2006	By /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer